Exhibit 99.1

[Concur Letterhead]

May 3, 2010

Mr. Frank Pelzer

2 Sutter Court

Tiburon, CA 94920

Dear Frank,

Concur Technologies, Inc. (“Concur”) is pleased to offer you the position of Chief Financial Officer, contingent on the successful completion of a background check, reporting to Steve Singh, Chief Executive Officer and Chairman. If you accept our offer, you will be provided the following benefits:

1.	You will receive gross base salary for this position at $29,167.00 per month, payable in accordance with Concur’s then-current payroll practices.

2.	You will be eligible to participate in Concur’s Fiscal 2010 Corporate Bonus Plan (“Plan”) and earn a bonus for fiscal 2010. The target cash bonus amount for you for Fiscal 2010 will be $225,000 at 100% achievement of the Corporate Bonus Plan Target described in the Plan, and is subject to change as set forth in the Plan. Bonus eligibility and payment are subject to the terms of the Plan. After fiscal 2010, you will be eligible to earn an annual bonus as approved by the Board of Directors.

3.	Concur will provide the following to you in connection with your relocation to Redmond, Washington:

(a)	Book and pay for your travel associated with a house-hunting trip in the greater Seattle area;

(b)	Pack and ship your household goods to the greater Seattle area; and

(c)	Provide temporary corporate housing for up to three months (as necessary).

4.	You will be granted 40,000 restricted stock units (“RSUs”) effective as of the next RSU grant date established by Concur, estimated to be on or around July 15, 2010, subject to the terms of Concur’s 2007 Equity Incentive Plan and Concur’s standard RSU award documentation. Such grant will vest 25% on the first anniversary of grant and vest 25% annually over the next three years thereafter.

5.

During your employment as Chief Financial Officer of Concur, you will receive a minimum grant of 30,000 RSUs in each of fiscal 2011, 2012, and 2013, as approved by the Board of Directors and subject to the terms of Concur’s applicable equity incentive plan and Concur’s standard RSU award documentation. Each such grant in fiscal 2011, 2012, and 2013 will be made at the time of the annual RSU grants to other corporate officers of Concur and will vest 25% on the first anniversary of grant and vest 25% annually over the next three years thereafter. In the event of a Change of Control of Concur prior to the occurrence of any such minimum grant of RSUs in fiscal 2011, 2012, or 2013 (the “Ungranted Minimum RSUs”),

Concur will cause such amount of Ungranted Minimum RSUs to be granted to you and immediately vested in full, subject to the terms of Concur’s applicable equity incentive plan and Concur’s standard RSU award documentation. For purpose of this paragraph, “Change of Control” means:

(a)	the occurrence of a change of “control” of Concur (as such quoted term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended from time to time (the “Act”)) or any change in the “ownership or effective control” or in the “ownership of a substantial portion of the assets” of Concur (as such quoted phrases are used in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)); or

(b)	any “person” (as such quoted term is used in Sections 3(a)(9), 13(d), and/or 14(d)(2) of the Act) other than Concur, any entity controlled by Concur, or any employee benefit plan (or trust) sponsored or maintained by the Company, becomes the “beneficial owner” (as such quoted term is used in Rule 13d-3 promulgated under the Act), directly or indirectly, of 30% or more of either: (A) Concur’s then-outstanding shares of voting common stock (“Outstanding Concur Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of Concur entitled to vote generally in the election of directors (“Outstanding Concur Voting Securities”); or

(c)	the following persons (collectively, the “Incumbent Board”) cease for any reason to constitute a majority of the Board: (A) individuals who, as of the date hereof, constitute the Board of Directors of Concur, and (B) individuals who become members of the Board of Directors of Concur after the date hereof whose election, or nomination for election by Concur’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors, but excluding, for this purpose, any director designated by a person who has entered into an agreement with Concur to effect a transaction described in this definition of Change of Control or whose initial election or appointment to the Board of Directors occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the directors then comprising the incumbent Board of Directors; or

(d)	the approval by Concur’s shareholders of any merger, consolidation, or other business combination involving Concur, other than a merger, consolidation, or other business combination with respect to which, immediately following such business combination: (A) all or substantially all of the beneficial owners, respectively, of the Outstanding Concur Common Stock and Outstanding Concur Voting Securities outstanding immediately prior thereto, are the beneficial owners of at least 70% of, respectively, the shares of voting common stock of the surviving entity, and the combined voting power of the voting securities of the surviving entity entitled to vote generally in the election of directors, outstanding immediately after such business combination in substantially the same proportion as their ownership in Concur immediately prior to such business combination, (B) no “person” (as such quoted term is used in Sections 3(a)(9), 13(d), and/or 14(d)(2) of the Act) other than Concur, any entity controlled by Concur, or any employee benefit plan (or trust) sponsored or maintained by Concur or the surviving entity, is the “beneficial owner” (as such quoted term is used in Rule 13d-3 promulgated under the Act), directly or indirectly, of 30% or more of either the then-outstanding shares of voting common stock of the surviving entity or the combined voting power of the then-outstanding voting securities of the surviving entity entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the surviving entity were members of the Incumbent Board at the time of the execution of the initial agreement providing for such business combination; or

(e)	the approval by Concur’s shareholders of any sale, exchange, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Concur, other than to a corporation with respect to which, immediately following such disposition: (A) all or substantially all of the beneficial owners, respectively, of the Outstanding Concur Common Stock and Outstanding Concur Voting Securities outstanding immediately prior thereto, are the beneficial owners of at least 70% of, respectively, the shares of voting common stock of such corporation, and the combined voting power of the voting securities of such corporation entitled to vote generally in the election of directors, outstanding immediately after such disposition in substantially the same proportion as their ownership in Concur immediately prior to such disposition, (B) no “person” (as such quoted term is used in Sections 3(a)(9), 13(d), and/or 14(d)(2) of the Act) other than Concur, any entity controlled by Concur, or any employee benefit plan (or trust) sponsored or maintained by Concur or such corporation, is the “beneficial owner” (as such quoted term is used in Rule 13d-3 promulgated under the Act), directly or indirectly, of 30% or more of either the then-outstanding shares of voting common stock of such corporation or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such disposition; or

(f)	the approval by the shareholders of Concur of any plan or proposal for liquidation or dissolution of Concur.

We ask that you complete the enclosed Employee Confidential Information and Inventions Agreement (the “Confidentiality Agreement”) prior to commencing employment. In part, the Confidentiality Agreement requires that an employee refrain from using or disclosing Concur’s Confidential Information (as defined in the Confidentiality Agreement) in any manner that may be detrimental to or conflict with the business interests of Concur or its employees.

This letter and the Confidentiality Agreement supersede and merge any earlier proposal or prior arrangement, whether oral or written, between you and Concur, and any other communications between you and Concur regarding your employment.

Enclosed you will find documents that outline the benefits that Concur makes available to employees in positions similar to the one offered to you. Coverage is effective on the first day of the month following your date of hire with Concur. We will coordinate a time for you to meet with our benefits broker to review your benefits information and to address any of your questions. After your start date, you will receive your password to enroll on-line for Medical, Dental, Vision, Life Insurance and Section 125 benefits. You are eligible to enroll in our 401(k) Plan after your second payroll cycle; enrollment is completed on-line. You will receive more information regarding the enrollment process during benefits orientation.

Upon acceptance, you will also be provided with employment documents needed for your personnel files. Please complete these forms and bring them with you on your first day at Concur.

The terms of this offer may only be changed by written agreement, although Concur may from time to time, in its sole discretion, adjust the compensation and benefits paid to you and its other employees.

In addition, this offer is conditioned upon your confirmation that there are no non-competition agreements or other contracts between you and any other party that would restrict or impair your right or ability to accept employment with or to work for Concur, and that your acceptance of our offer will not violate any obligation you have to any former employer or any other party not to disclose or use confidential or proprietary information.

Under applicable state law, employees have the right to terminate their employment at any time with or without cause or notice, and Concur reserves for itself an equal right.

It is anticipated that your start date in this regular full-time position will be on or about May 17, 2010. Should you have any questions with regard to any of the items indicated above, please feel free to call me. Your acceptance of this offer shall be accomplished by signing this letter and the Confidentiality Agreement (in their entirety and without modification) and providing them to Concur within three days after the date of this letter.

You will need to provide employment eligibility verification within three days of your start date. The U.S. Immigration and Naturalization Service law passed in 1986 requires this. Please bring identification with you on your first day so that we may complete the I-9 form during orientation.

Frank, we hope that you and Concur will find mutual satisfaction with your employment. All of us at Concur are very excited about you joining our team and look forward to a beneficial and fruitful relationship.

Sincerely,

/s/ S. Steven Singh
S. Steven Singh
Chief Executive Officer

ACCEPTED BY:

/s/ Frank Pelzer		May 3, 2010
Frank Pelzer		Date

Start Date:	May 17, 2010